EXHIBIT 31.3 – CERTIFICATION PURSUANT TO RULE 13a-14(a)
OF THE SECURITIES EXCHANGE ACT

I, Richard E. Dauch, certify that:

1. I have reviewed the Quarterly Report on Form 10-Q of American Axle & Manufacturing Holdings, Inc., as amended by this Amendment No. 1; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: October 8, 2010

/s/ Richard E. Dauch
Richard E. Dauch
Co-Founder, Chairman of the Board & Chief Executive Officer (Principal Executive Officer)